UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2010 (May 19, 2010)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Non-Employee Director Compensation

On May 19, 2010, the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) approved and the Board ratified an increase in the annual grant of the Company’s common stock to the non-employee directors.  Accordingly, on May 19, 2010, each of the Company’s non-employee directors received an annual award grant consisting of 5,000 shares of common stock.

Stockholder Approval of the Education Realty Trust, Inc. Employee Stock Purchase Plan

At the 2010 Annual Meeting of Stockholders of the Company held on May 19, 2010 (the “Annual Meeting”), the Company’s stockholders approved the Education Realty Trust, Inc. Employee Stock Purchase Plan (the “ESPP”) which the Board adopted, subject to stockholder approval, on March 11, 2010.   Pursuant to the ESPP, all employees of the Company are eligible to make periodic purchases of Common Stock through payroll deductions.  Subject to the discretion of the Compensation Committee of the Board (the “Compensation Committee”), the purchase price per share of Common Stock purchased by employees under the ESPP will be 85% of the fair market value on the applicable purchase date.  The Company has reserved 300,000 shares of Common Stock for sale under the ESPP, and the Compensation Committee will serve as the administrator of the ESPP. The ESPP will become effective as of July 1, 2010.  The foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, a copy of which was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on April 8, 2010 (the “Proxy Statement”) and which is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders approved each of the proposals presented which are described in more detail in the Company’s Proxy Statement. Holders of 48,507,193 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results on each proposal presented to the Company’s stockholders at the Annual Meeting:

Proposal 1:  To elect seven directors to serve until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualify.

Director	Votes For	Votes Against	Broker Non-Votes
Paul O. Bower	43,986,165	925,341	3,595,687
Monte J. Barrow	44,189,994	721,512	3,595,687
William J. Cahill, III	44,194,080	717,426	3,595,687

Randall L. Churchey	44,360,868	550,638	3,595,687
John L. Ford	44,193,053	718,453	3,595,687
Howard A. Silver	44,192,785	718,721	3,595,687
Wendell W. Weakley	44,193,708	717,798	3,595,687

Proposal 2:  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions
48,252,200	251,597	3,387

Proposal 3:  To approve the Education Realty Trust, Inc. Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,448,768	250,106	212,632	3,595,687

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: May 21, 2010	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary